EXHIBIT 29
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                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this amendment to Schedule 13D. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executed this Agreement.

Date:    November 19, 2004

ARTSFARE 1992 IRREVOCABLE TRUST
ARTSFARE 2003 TRUST
COUTTS (JERSEY) LIMITED
ETERNITY ONE TRUST
JAFASA CONTINUED IRREVOCABLE TRUST
JAMES M. DUBIN
JJO DELAWARE, INC.
JMD DELAWARE, INC.
JMD PROTECTOR, INC.
JOHN J. O'NEIL
JPMORGAN TRUST COMPANY OF DELAWARE
MA 1994 B SHARES, INC.
MA 1994 B SHARES, L.P.
MA 1997 HOLDINGS, INC.
MA 1997 HOLDINGS, L.P.
MBA I, L.P.
MICKY ARISON
NICKEL 1994 "B" TRUST
NICKEL 2003 GRAT
NICKEL CONTINUED IRREVOCABLE TRUST
SHARI ARISON
TAMMS INVESTMENT COMPANY, LIMITED PARTNERSHIP
TAMMS MANAGEMENT CORPORATION
TED ARISON CONTINUED IRREVOCABLE TRUST FOR SHARI ARISON
THE 1999 JAFASA IRREVOCABLE DELAWARE TRUST
THE TED ARISON FAMILY FOUNDATION USA, INC.

By:      John J. O'Neil, Attorney-in-Fact


/s/ John J. O'Neil
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